CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form 10 of STL Marketing Group, Inc. of our reports dated July 29, 2013 relating to the financial statements of STL Marketing Group, Inc. and Versant Corporation which appears in such Registration Statement.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey
December 9, 2013